US GLOBAL INVESTORS FUNDS
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that David Tucker, Mark Moyer, Jennifer Brown-Strabley, John Y. Keffer, and Stacey E. Hong constitute and appoint Jessica Chase, Karen Shaw, and Zachary Tackett, each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form N-1A and any or all amendments thereto of US Global Investors Funds, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David Tucker	/s/ Mark Moyer
David Tucker	Mark Moyer

/s/ Jennifer Brown-Strabley	/s/ John Y. Keffer
Jennifer Brown-Strabley	John Y. Keffer

/s/ Stacey E. Hong
Stacey E. Hong

Dated: December 9, 2015